As filed with the Securities and Exchange Commission on March 21, 1997
					                                      Registration No. 33-


                    Securities and Exchange Commission
                       Washington, D.C. 20549

                               FORM S-8


                          REGISTRATION STATEMENT
                                 UNDER
                        THE SECURITIES ACT OF 1933


                     McCORMICK & COMPANY, INCORPORATED

           (Exact name of registrant as specified in its charter)



           Maryland	                               52-0408290
	(State or other jurisdiction of 	              (I.R.S. Employer
 	incorporation or organization)	                Identification No.)



	              18 Loveton Circle
	               Sparks, Maryland	                         21152
	(Address of Principal Executive Offices)	              (Zip Code)



                     1997 EMPLOYEES STOCK PURCHASE PLAN

                         NON-QUALIFIED STOCK OPTIONS

                            1997 STOCK OPTION PLAN

                   1994 McCORMICK (U.K.) SHARE OPTION SCHEME
                            (Full title of plans)


                              Robert W. Skelton
                       Vice President and General Counsel
                        McCormick & Company, Incorporated
                               18 Loveton Circle
                            Sparks, Maryland 21152
                                 410-771-7563

             (Name, address and telephone number of agent for service)

          Approximate Date of Commencement of Proposed Sale to the Public:
    As soon as practicable after the Registration Statement becomes effective.


                       CALCULATION OF REGISTRATION FEE


			                                 Proposed Maximum	 Proposed Maximum	  Amount of
Title of Securities   Amount to be    Offering Price     Aggregat	       Registration
	to be Registered	     Registered*	     Per Share *	    Offering Price	        Fee
	Common Stock 	       4,076,500 shs.
 (no par value)

	Common Stock
  Non-Voting          2,220,500 shs.  $23.375	        $147,192,370	      $44,603.75
 (no par value)


	*Represents the aggregate number of shares available at March 19, 1997 for issuance under the Plan with the estimated offering price and registration fee, calculated in accordance with Rule
457 (c) and (h), based upon the average of the high and low prices of the common stock of the Registrant on March 17, 1997
($23.375 per share). In addition, pursuant to Rule 416 (c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 1997 Employees Stock Purchase Plan described herein.



                          PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. 	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*


*	Information required by Part I to be contained in the Section
10(a) prospectus is omitted from the registration	statement in
accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                             PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

The following documents or designated portions thereof are incorporated herein by reference:

	(i)	The Company's Annual Report on Form 10-K for the fiscal
year ended November 30, 1996, and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange
Act of 1934 since November 30, 1996;

	(ii)	The Company's Proxy Statement dated February 19, 1997;

	(iii)	The Company's Form 10 Registration Statement dated April
29, 1965 (Registration Statement File Number 0-748) registering stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended by Form 8 filed on August 16, 1988 with the Commission, which describes the Company's Securities; and

	(iv)	All documents filed by the Company or the 1997 Employees
Stock Purchase Plan or 1997 Stock Option Plan pursuant to
Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange
Act of 1934 subsequent to the filing of this Registration
Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


Item 4.	Description of Securities

	Not required.

Item 5.	Interests of Named Experts and Counsel

The legal validity of the issuance of the shares of Common
Stock and Common Stock Non-Voting offered by the Prospectus has been passed upon by Robert W. Skelton, Vice President and General Counsel of the Company. As of December 31, 1996, the record date for the 1997 Annual Meeting of Stockholders, Mr. Skelton owned 32,308 shares of the Company's Common Stock and 17,510 shares of Common Stock Non-Voting, which includes shares of Common Stock and Common Stock Non-Voting beneficially owned by Mr. Skelton alone or jointly with his spouse and children who have the same home as Mr. Skelton. It also includes shares which could be acquired within 60 days of December 31, 1996 pursuant to the exercise of stock options, and shares beneficially owned by virtue of his participation in the McCormick Profit Sharing Plan and PAYSOP. Ernst & Young, independent auditors, have no reportable interest in the Company.


Item 6.	Indemnification of Directors and Officers

Under the Company's By-Laws and the Maryland General
Corporation Law, the directors and officers of the Corporation may be entitled to indemnification in respect of threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative ("proceedings") to which they are made a party by reason of their position as a director or officer of the Company. In the case of conduct in their official capacity with the Company, directors and officers will be entitled to indemnification so long as they acted in good faith and in a manner which they reasonably believed was in the best interests of the Company, and in all other cases they will be entitled to indemnification so long as they acted in good faith and in a manner that was at least not opposed to the best interests of the Company. In the case of criminal proceedings, the director or the officer also must have had no reasonable cause to believe that the conduct was unlawful.

If the director or officer is successful on the merits or otherwise in the defense of any proceeding, the director or officer will be entitled to indemnification against reasonable expenses incurred in connection with the proceedings regardless of whether the foregoing standards are met. In addition, a court of competent jurisdiction may order indemnification if it determines that the director or officer has met the foregoing standards, or even if not, if it determines that the director or officer is entitled to indemnification in view of all the relevant circumstances.

Any indemnification required or permitted by the Company's By-Laws and the Maryland General Corporation Law may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. However, if the proceeding is by or in the right of the Company, indemnification may be made only against expenses and may not be made in respect of any proceeding in which the director or officer is adjudged to be liable to the Company.

Under the Company's Charter, the monetary liability of directors and officers to the Company or its stockholders is eliminated except for, and to the extent of, actual receipt of an improper benefit in money, property or services, or in respect of an adjudication based upon a finding of active and deliberate dishonesty material to the cause of action adjudicated.

The Company also maintains for the benefit of its directors and officers insurance covering certain liabilities asserted against or incurred by such persons in their capacity as, or as a result of their position of, director or officer of the Company. This insurance may afford protection for liabilities not subject to indemnification under the Company's By-Laws and the Maryland General Corporation Law.

Item 7.	Exemption from Registration Claimed

	Not applicable.


Item 8.	Exhibits

	See Exhibit Index.

Item 9.	Undertakings

A.  The undersigned registrant hereby undertakes:

	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by section 10(a)(3) of
the Securities Act of 1933;

	(ii)	To reflect in the prospectus any facts or events arising
after the effective date of the registration	statement (or the
most recent post-effective amendment thereof) which,
individually or in the	aggregate, represent a fundamental
change in the information set forth in the registration statement;

	(iii)	To include any material information with respect to the
plan of distribution not previously	disclosed in the registration
statement or any material change to such information in the registration statement;

       	Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form
S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                           SIGNATURES

	The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, and the State of Maryland, on the 21st day of March, 1995.



			                             McCORMICK & COMPANY, INCORPORATED

					                           By:   /s/ ROBERT J. LAWLESS
					                                 Robert J. Lawless
					                                 President & Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicted.



Principal Executive Officer:



/s/ROBERT J. LAWLESS   	       President & 	               March 21, 1997
Robert J. Lawless              Chief Executive Officer


Principal Financial Officer:

/s/ROBERT G. DAVEY             Executive Vice President & 	March 21, 1997
Robert G. Davey                Chief Financial Officer


Principal Accounting Officer:

/s/J. ALLAN ANDERSON	           Vice President &	           March 21, 1997
J. Allan Anderson               Controller



A majority of the Board of Directors:

JAMES J. ALBRECHT, JAMES S. COOK, ROBERT G. DAVEY, FREEMAN A. HRABOWKSI, III, ROBERT J. LAWLESS, CHARLES P. McCORMICK, JR., GEORGE V. McGOWAN, CARROLL D. NORDHOFF, ROBERT W. SCHROEDER, RICHARD W. SINGLE, SR., WILLIAM E. STEVENS, AND KAREN D. WEATHERHOLTZ.



By:  /s/RICHARD W. SINGLE, SR.	  Attorney-in-fact	          March 21, 1997
     Richard W. Single, Sr.


The 1997 Employees Stock Purchase Plan. Pursuant to the requirements of the Securities Act of 1933, the 1997 Employees
Stock Purchase Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, and the State of Maryland, on the 21st day of March, 1997.


1997 EMPLOYEES STOCK PURCHASE PLAN

By:  Compensation Committee of the Board of Directors


By: /s/Richard W. Single, Sr.
    Richard W. Single, Sr.
    Attorney-in-Fact


The 1997 Stock Option Plan. Pursuant to the requirements of the Securities Act of 1933, the 1997 Stock Option Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, and the State of Maryland, on the 21st day of March, 1997.



1997 STOCK OPTION PLAN


By:  Board of Directors


By: /s/Richard W. Single, Sr.
    Richard W. Single, Sr.
    Attorney-in-Fact


The 1994 McCormick (U.K.) Share Option Plan. Pursuant to the requirements of the Securities Act of 1933, the 1994 McCormick (U.K.) Share Option Scheme has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, and the State of Maryland, on the 21st day of March 1997.


1994 McCORMICK (U.K.) SHARE OPTION SCHEME


By:  Board of Directors


By:/s/Richard W. Single, Sr.
   Richard W. Single, Sr.
   Attorney-in-Fact




                          CONSENT OF COUNSEL


The consent of Robert W. Skelton, is included in his opinion filed as Exhibit 5 to the Registration Statement.



                   CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement dated March 21, 1997 (Form S-8) of McCormick & Company, Incorporated and subsidiaries pertaining to the 1997 Employee Stock Purchase Plan of our report dated January 16, 1997, with respect to the consolidated financial statements of McCormick & Company, Incorporated and subsidiaries, incorporated by reference in its Annual Report (Form 10-K) for the year ended November 30, 1996, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


Baltimore, Maryland			                     ERNST & YOUNG LLP
March 21, 1997


                            Exhibit Index


	             Exhibit	                           References


(4)	Instruments defining the rights of
    security holders, including indenture	     With respect to the
                                               rights of holders of equity
  		                                          	securities: Restatement of
                                               Charter of McCormick	&
                                               Company, Incorporated dated
                                               April 16, 1990,	(See Exhibit
                                               #4, Registration Statement on
                                               Form S-8, Registration No.
                                               33-39582 filed March 25,
                                               1991), as amended by the
                                               Articles of Amendment	dated
                                               April 1, 1992 (See Exhibit #4,
                                               Registration	Statement on Form
                                               S-8, Registration No.33-59842
                                               filed March 19, 1993). No
                                               instrument of Registrant with
                                               respect to long-term debt
                                               involves	an amount of
                                               authorized securities which
                                               exceeds	10 percent of the
                                               total assets of the Registrant
                                               and	its subsidiaries on a
                                               consolidated basis. Registrant
                                               agrees to furnish a copy of
                                               any such	instrument upon
                                               request of the Commission.


(5)	Opinion re legality	                       Opinion of Robert W. Skelton,
                                               Attached.


(15)	Letter re unaudited, interim
	    financial information	                    Not applicable.

(23)	Consents of experts and counsel	           See "Consent of
                                                Independent Auditors" and
                                             			Exhibit #5.

(24)	Power of attorney	                         Attached.





                                         	March 21, 1997


McCormick & Company, Incorporated
18 Loveton Circle
Sparks, Maryland  21152

                  RE:  Registration Statement on Form S-8

I am Vice President and General Counsel for McCormick &
Company, Incorporated (the "Company"). I have reviewed and am familiar with the 1997 Employees Stock Purchase Plan, the 1997 Stock Option Plan, the 1994 McCormick (U.K.) Share Option Scheme (the "Plans"), the non-qualified stock options proposed to be granted by the Company on March 19, 1997 and described in the Form S-8 Registration Statement and Prospectus ("Non-Qualified Stock Options"), the Stock Option Forms evidencing the option grants to Charles P. McCormick, Jr. and John G. McCormick (the "Stock Option Forms") the Charter and By-Laws of the Company, the corporate proceedings relating to the adoption of the Plans and the granting of options thereunder, and the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission under the Securities Act of 1933 in the matter of the offering of shares of Common Stock and Common Stock Non-Voting under the Plans and offered pursuant to the Non-Qualified Stock Options.

I have assumed for purpose of this opinion that all of the shares issued or to be issued pursuant to the Plans, the Non-Qualified Stock Options or the Stock Option Forms have been or will be newly issued shares. In my opinion, the shares offered and sold pursuant to the Plans, the Non-Qualified Stock Options, and the Stock Option Forms upon issuance and delivery by the Company upon exercise of options granted pursuant to the Plans, the Non-Qualified Stock Options and the Stock Option Forms and receipt by the Company of the subscription prices as therein provided, will be legally and validly authorized and issued and will be fully paid and non-assessable in the hands of the holders thereof.

I hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement.

                                 	Very truly yours,


                                  /s/Robert W. Skelton
		                                Robert W. Skelton





			                                                    	Exhibit 24


                    McCORMICK & COMPANY, INCORPORATED

                              POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of McCORMICK & COMPANY, INCORPORATED, a Maryland corporation, hereby constitute and appoint CHARLES P. McCORMICK, JR., ROBERT J. LAWLESS and RICHARD W. SINGLE, SR., and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned, and in their respective names as officers and directors of the Company, a registration statement of the Company on Form S-8 to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to any amendment or amendments to such registration statement, in the matter of shares offered under the 1997 Employees Stock Purchase Plan, 1997 Stock Option Plan, the 1994 McCormick (U.K.) Share Option Scheme and non-qualified options offered by the Company, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.


Dated:

March 21, 1997				                  /s/	Robert J. Lawless
                                        Robert J. Lawless
					                                   President, Chief Executive Officer &
	                             					       Chief Operating Officer
 					                                 (Principal Executive Officer &
                                          Director)


March 21, 1997				                  /s/ Robert G. Davey
                                   					Robert G. Davey
					                                   Executive Vice President & Chief
					                                     Financial Officer
					                                   (Principal Financial Officer &
					                                     Director)

March 21, 1997				                  /s/ J. Allan Anderson
                                   					J. Allan Anderson
                                   					Vice President & Controller
                                   					(Principal Accounting Officer)

March 21, 1997				                 /s/ James J. Albrecht
	                                  				James J. Albrecht, Director

March 21, 1997				                 /s/ James S. Cook, Director
					                                  James S. Cook, Director

March 21, 1997				                 /s/ Freeman A. Hrabowski, III, Director
                                       Freeman A. Hrabowski, III, Director

March 21, 1997				                 /s/ Charles P. McCormick, Jr.
                                  					Charles P. McCormick, Jr.
					                                  Chairman of the Board, Director

March 21, 1997                     /s/ George V. McGowan
					                                  George V. McGowan, Director

March 21, 1997				                 /s/ Carroll D. Nordhoff
                                  					Carroll D. Nordhoff, Director

March 21, 1997				                 /s/ Robert W. Schroeder
					                                  Robert. W. Schroeder, Director

March 21, 1997				                 /s/ Richard W. Single, Sr.
                                  					Richard W. Single, Sr., Director

March 21, 1997				                 /s/ William E. Stevens
                                   				William E. Stevens, Director

March 21, 1997				                 /s/ Karen D. Weatherholtz
                                  					Karen D. Weatherholtz, Director













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